Valuation Report May 27, 2009 Telemig Celular S.A. Telemig Participações S.A. Vivo Participações S.A. Exhibit 99.2

Introduction

The accompanying material has been prepared by Citigroup Global Markets Inc. (“Citi”) and is subject to and in accordance with the terms of Citi’s engagement letter (the “Engagement Letter”) with Vivo Participações S.A., Telemig Celular Participações S.A. and Telemig Celular S.A. (each, a
“Company”, and collectively, the “Companies”), including the section entitled “Use of Information” therein. The accompanying material contains information provided to the Companies solely for use by their respective Board of Directors and the Special Committees thereof in negotiating the terms of the Transaction (as hereinafter defined) and shall not be used for any other purposes, including, without limitation, to form the capital of any of the
Companies under the terms of the Corporations Law (as hereinafter defined), including, but not limited to, Article 8 thereof.  Under the terms of the
Engagement Letter, the scope of Citi’s engagement is to, in accordance with Citi’s customary practices, (i) perform certain valuation analyses of the
Companies as Citi deems appropriate and (ii) as required by the respective by-laws of Vivo Participações S.A. and Telemig Celular Participações S.A.,
the Corporations Law (as hereinafter defined) and in accordance with Parecer de Orientação CVM nº
35/08,
render Citi’s view as to the exchange ratios
that could be considered equitable to the shareholders of the respective Companies, which shall be used as a basis for the negotiation of an exchange ratio by the Companies in connection with the Transaction (as hereinafter defined), subject to the terms, conditions and limitations set forth or referred to in the accompanying materials.  This Valuation (as hereinafter defined) is being rendered to the Board of Directors and Special Committee of each
Company and, accordingly, no other person may rely upon the accompanying material.  The accompanying material has been prepared for the purposes described above, and does not constitute a fairness opinion by Citi to the Companies or its shareholders.
In accordance with the Brazilian Corporations Law nº 6404 of December 15, 1976, as amended (the “Corporations Law”), the Companies have engaged
Citi as their financial advisor to perform certain valuation analyses (the “Valuation”) of the Companies in connection with the corporate restructuring for the merger of shares of Telemig Celular S.A. into Telemig Celular Participações S.A. and of Telemig Celular Participações S.A. into Vivo Participações
S.A., resulting in the conversion of Telemig Celular S.A. into a wholly-owned subsidiary of Telemig Celular Participações S.A. and of Telemig Celular
Participações S.A. into a wholly-owned subsidiary of Vivo Participações S.A. (the “Transaction”).
Each Company has acknowledged and consented to Citi’s common representation of each Company in connection with the Transaction, and each
Company has acknowledged and agreed that such common representation is without prejudice to the interests of any Company and waived any potential conflict of interests that may arise from such common representation.
In connection with preparing Citi’s valuation analyses, Citi held group meetings with certain senior officers, members of the Special Committees and other representatives and advisors of each Company concerning the business, operations and prospects of each Company. Citi examined certain publicly available business and financial information relating to each Company and certain of its subsidiaries as well as certain financial forecasts of certain subsidiaries and investments and other information and data relating to each Company, its subsidiaries and investments which were provided to or discussed with us by the respective managements of the Companies, including, without limitation (i) certain financial analyses and forecasts for each of the Companies prepared and approved by the senior management of each such Company, (ii) publicly available financial statements for the years ended December 31, 2006, 2007 and 2008 of each of the Companies, which were audited by Deloitte Touche Tohmatsu Auditores Independentes regarding Vivo Participações S.A.’s fiscal year 2006, Telemig Celular Participações S.A.’s and Telemig Celular S.A.’s fiscal years 2006 and 2007; and by
Ernst & Young Auditores Independentes S/S regarding Vivo Participações S.A.’s fiscal years 2007 and 2008, Telemig Celular Participações S.A.’s and
Telemig Celular S.A.’s fiscal year 2008, and (iii) certain other unaudited financial information with respect to each of the Companies, including the cash and bank balances, loans and other debt obligations and hedging and contingencies provisions of each Company as of March 31, 2009.

Introduction (Cont’d)

In addition to the foregoing, Citi considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at this Valuation.  The issuance of this Valuation has been authorized by Citi’s valuation committee.  Notwithstanding the foregoing to Citi’s knowledge, none of the Companies or its managers or controlling shareholders directed, limited, hindered or took any kind of action that may have compromised
Citi’s access, use or knowledge of any information, assets, documents or work methods relevant in order for Citi to (i) obtain all information required by
Citi to produce the valuation report and reach the conclusions set forth in this Valuation, (ii) choose independently the methodologies used by Citi to reach the conclusions set forth in this Valuation, and (iii) reach independently the conclusions set forth in this Valuation.
For purposes of this Valuation, Citi has, with the express consent of the Companies, having analyzed, consistent with its practices for transactions of this nature, all financial and other information received from the Companies, assumed and relied, without independent verification, upon the accuracy and completeness of all such financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the respective managements of the Companies that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi.  As to the business plans and financial projections of the Companies and their respective subsidiaries and any other information provided to or otherwise reviewed by or discussed with Citi, Citi has, consistent with its practices for transactions of this nature, and with the express consent of the Companies, assumed that (i) they were based on the market conditions applicable to the segment in which the Companies respectively operate, and (ii) they were reasonably prepared so as to reflect the best estimates available and the best judgment on the part of the respective management of the Companies with regard to the expected future financial performance of each such Company during the applicable period.
Furthermore, Citi has, consistent with its practices for transactions of this nature, and with the express consent of the Companies, assumed and relied on the consistency and reasonableness of such plans, projections and information, and has not assumed that (or verified if), as of or since the date on which such plans, projections or other information were prepared and/or approved, (i) any changes in the business, financial condition, assets, liabilities, business prospects or commercial transactions of any such Company, and/or (ii) any other facts have occurred that (A) could have a substantial impact on the business plans, financial projections or other information in any relevant respects, and/or that (B) could have material effects on the outcome of this Valuation.  Citi assumes no responsibility or liability with respect to the accuracy, truthfulness, integrity, consistency, or sufficiency of any information provided by any of the Companies, for which the Companies are solely and exclusively responsible.
Citi has assumed, consistent with its practices for transactions of this nature, and with the Companies’ consent, that the Transaction will be consummated in accordance with the terms described in the Form F-4 to be filed by Vivo Participações S.A. and Telemig Celular Participações S.A.,
without waiver, modification or amendment of any material term and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on any
Company or the contemplated benefits to each Company of the Transaction.  Citi has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of any of the Companies nor did Citi undertake any evaluation or appraisal of the assets or liabilities of any of the Companies, having only analyzed, consistent with its practices for transactions of this nature, the information furnished by the respective Companies with respect to such assets and liabilities of the Companies.  Citi made no physical inspection of the properties or assets of any of the Companies.  Citi was not requested to, and Citi did not, participate in the negotiation or structuring of the Transaction, nor was Citi requested to, and Citi did not, solicit third party indications of interest in the possible acquisition of all or a part of any Company.  Citi expresses no view as to, and this Valuation does not address, the underlying business decision of any Company to effect the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for any Company or the effect of any other transaction in which any Company might engage.  Citi also expresses no view as to, and this Valuation does not address, the fairness
(financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the
Transaction, or any class of such persons relative to the exchange ratios applicable to the Transaction.

Introduction (Cont’d)

The Companies have asked Citi to prepare this Valuation in connection with the requirement set forth in Article 30 of the bylaws of Vivo Participações with respect to the “equitable treatment” as to the exchange ratios that could be considered equitable to the shareholders of the respective Companies, which shall be used by the Companies in connection with the Transaction.  Citi’s analysis has been prepared on the basis that if the Board of Directors of a Company or any Special Committee thereof proposes or adopts an exchange ratio with respect to the Transaction that is within the range of exchange ratios implied by the range of value indications derived from this Valuation with respect to the Companies in connection with the Transaction, applied on a consistent basis, then the exchange ratio would constitute “equitable treatment.”  This Valuation has been prepared solely based on the discounted cash flow methodology, which is the current market practice in Brazil for the assessment of a company's economic value, assuming a stable macroeconomic scenario for Brazil.
In its analyses, Citi made numerous assumptions with respect to the Companies, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Companies.  Any estimates contained in this Valuation are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses.  Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold.
Because these estimates are inherently subject to uncertainty, none of the Companies, their respective Board of Directors and any Special Committees thereof, Citi or any other person assumes responsibility if future results or actual values differ materially from the estimates.
The preparation of financial analyses and valuation reports is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.  Citi made no attempt to assign specific weights to particular factors considered, but rather made qualitative judgments as to the significance and relevance of all the factors considered and determined to give its valuation report.  Accordingly, Citi believes that its analyses must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Citi, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Citi and its valuation report.
In addition, this Valuation (i) treats the Companies as stand-alone operations and therefore, the analyses and results of this Valuation do not include any operational, tax or other benefits or losses, or synergies, incremental value and/or costs for the Companies, if any, which may arise from the consummation of the Transaction (including the amount, timing and achievability thereby) and (ii) does not address the treatment of the different classes of shares of the Companies, and any adjustments intended to offset, or that may reflect, any specific rights associated with any specific class of shares of the Companies, and with the consent of the Companies, Citi has not conducted any investigation with respect to the relative rights applicable to the different classes of shares.  Therefore, Citi is not expressing, and this Valuation does not contain, any views relating to the distribution of economic value among the various classes of shares of any of the Companies.
For purposes of the valuation analysis, Citi did not take into account tax-related effects that any shareholders of each of the Companies may experience in connection with the exchange of Telemig Celular S.A. shares for Telemig Celular Participações S.A. shares and Telemig Celular Participações S.A.
shares for Vivo Participações S.A. shares, and any fees and expenses that may be incurred in connection with the settlement of that exchange (such as fees that Telemig Celular Participações S.A. ADS holders may be charged for certain depositary services).
S.A., Article 49 of the bylaws of Telemig Celular Participações S.A. and Parecer de Orientação CVM n 35/08 that each Company obtain a determination

Introduction (Cont’d)

/s/Citigroup Global Markets Inc.
Citigroup Global Markets Inc.
Citi has acted as financial advisor to the Companies in connection with the Valuation and will receive a fixed fee upon delivery of this Valuation.  Citi and
Citi’s affiliates in the past have provided, and are currently providing, services to the Companies and Vivo S.A. unrelated to the proposed Transaction, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, acting as (i) financial advisor to
Citigroup Venture Capital International Brazil L.P., who was part of the controlling shareholder group of Telemig Celular Participações S.A. and Telemig
Celular S.A., in connection with the sale of its controlling stake to Vivo Participações S.A., on July 27, 2007, and (ii) counterparty on a foreign currency for interbanking deposit certificates (CDI) swap agreement that Citi entered into with Vivo S.A. on December 6, 2007, with a maturity date of December 19,
2014.  In the ordinary course of Citi’s business, Citi and Citi’s affiliates may actively trade or hold the securities of the Companies and their respective affiliates and subsidiaries, for Citi’s own account or for the account of Citi’s customers and, accordingly, may at any time hold a long or short position in such securities.  In addition, Citi and Citi’s affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Companies and their respective affiliates.  Subject to the foregoing, Citi has no direct or indirect interest in the Companies or the Transaction, and Citi is not aware of any circumstance that could represent a conflict of interest with the Companies or the Transaction.
Citi’s Valuation is provided solely for the information of the Board of Directors of each Company and the Special Committees thereof in their evaluation of the proposed Transaction, and may not be relied upon by any third party or used for any other purpose.  Citi’s Valuation is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed Transaction.  Citi’s
Valuation may not be quoted, referred to or otherwise disclosed, in whole or in part, nor may any public reference to Citi be made, without Citi’s prior written consent, except that, in this case of this Valuation, the Companies may reproduce this Valuation in full, and may also include references to this Valuation and to Citi and its relationship with the Companies (in each case in form and substance as Citi shall approve), (i) in any proxy statement relating to such
Transaction that the Companies are required to file under the U.S. Securities Exchange Act of 1934 (as amended) and distribute to their shareholders and
(ii) to the extent required by (and after consultation with Citi to the extent practicable) the Brazilian corporate legislation, any specific requirements imposed by the courts, the Comissão de Valores Mobiliários – CVM or other securities commissions which have jurisdiction over the Companies or in any disclosures to comply with the Companies’ bylaws requirements.
Based upon and subject to the foregoing, Citi’s experience as investment bankers, Citi’s work as described above and other factors Citi deemed relevant, if the exchange ratio proposed or adopted by the Board of Directors of each Company or any Special Committee thereof with respect to the Transaction is within the implied exchange ratios derived from this Valuation with respect to each of the Companies, it is Citi’s view that such exchange ratio as of the date hereof would constitute equitable treatment to its shareholders as described above.
The accompanying material is necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of the accompanying material.  Citi does not have any obligation to update or otherwise revise the accompanying material.  Nothing contained herein shall be construed as legal, tax or accounting advice.
This Valuation has been prepared in both English and Portuguese, and the Portuguese version shall prevail for all purposes.

Table of Contents
23 Appendix A: Glossary
19 C. Vivo S.A. and Vivo Participações (“Vivo Part.”)
18 B. Telemig Celular Participações (“TCP”)
14 A. Telemig Celular S.A. (“TC”)
12 Background Information 3.
8 Summary of Valuation Analyses 2.
5 Overview of the Transaction 1.

1. Overview of the Transaction

Overview of the Transaction
Illustrative Current Structure of Vivo Part. / TCP / TC Illustrative Proposed Post-Transaction Structure
Vivo Part.
Vivo S.A. TCP
Minority
Shareholders
Controlling
Shareholders
TC
Minority
Shareholders
100.0%
ON: 97.0%
PN: 37.0%
T: 58.9%
ON: 3.0%
PN: 63.0%
T: 41.1%
ON: 8.8%
PN: 6.6%
T: 7.4%
ON: 89.2%
PN: 79.7%
T: 83.3%
ON: 2.1%
PN: 13.7%
T: 9.4%
Vivo Part.
Vivo S.A. TCP
Controlling
Shareholders
TC
Minority
Shareholders
100.0% 100.0%
ON: 89.6%
PN: 49.0%
T: 63.8%
ON: 10.4%
PN: 51.0%
T: 36.2%
100.0%
Minority
Shareholders
Source: Companies’ filings.
Note: Does not represent the complete corporate structure. Reflects ownership net of treasury shares that may not sum to 100% due to rounding.

Valuation Analyses Methodology

The materials herein represent a valuation analysis (the “Valuation”) of the Companies through the discounted cash flow methodology (“DCF”), based on information contained in the Business Plan presented and approved by the Companies’ senior management (“Business Plan”)
–
Each Valuation was prepared as of March 31, 2009 based on a projection period from 2009 to 2018
–
The Business Plan was prepared in nominal Brazilian Reais
The unlevered free cash flow, based on the Business Plan prepared by the Companies’ management teams, represents net income before net financing costs, goodwill amortization and tax-shield from net operating losses
(“NOLs”) utilization. The Valuation also assumes interest on equity, according to the Companies’ Business Plan
The Companies’ Firm Value was determined by adding:
1. The net present value of the unlevered free cash flows of the operating entities within the Vivo conglomerate
(Vivo S.A. and TC) for the projection period
2. The present value of the terminal value, calculated according to the perpetuity growth methodology applied to a normalized unlevered free cash flow (investments in fixed assets equal to depreciation)
3. After obtaining the sum of the above, the ownership of TCP and Vivo Part. in their respective operating entities were applied. The resulting values were adjusted by the present value of the tax benefits from non-
operating assets and by Vivo Part.’s and TCP’s operating expenses
Non-operating assets analyzed include (i) future goodwill amortization and (ii) NOLs
The DCF Valuation was prepared based on a range of (i) discount rate / weighted average cost of capital
(“WACC”) between 14.3% and 16.7% (in nominal Reais) and (ii) perpetuity growth rate between 3.5% and 5.5%

Valuation Analyses Methodology (Cont’d)

The indicative Equity Value calculated for each of the Companies was determined by subtracting from the Firm
Value (i) net debt, (ii) provisions for contingencies net of deposits in court, and (iii) net dividends and interest on equity payable and receivable. These adjustments were made as set forth in the Companies’ unaudited balance sheets as of March 31, 2009
The equity value per share (“Value per Share”) for each of the Companies was determined by dividing the Equity
Value by the total number of shares outstanding as of March 31, 2009, net of treasury shares
The Valuation results in aggregate equity value indications for each of the Companies and do not allocate value between any class or type of shares. The Valuation considers the Companies in their current corporate, financial and operational structures. No adjustments were made as to potential benefits from the transaction, such as synergies or tax gains
The illustrative range of exchange ratios calculated for the Companies was determined by the consistent comparison of the Value per Share calculated for each Company

2. Summary of Valuation Analyses

Equity Value
(R$ mm)
Value per Share
(R$)
Implied Exchange
Ratio
$53.59
$73.63
$1,242.10
$29,061
$3,742
$4,128
$20,000
$2,760
$2,946
$77.87 Vivo Part.
$99.83 TCP
17.436x 16.870x
$1,740.51 TC
Summary of Valuation Analyses
The results of the Valuation based on the DCF methodology considered a WACC range between 14.3% and
16.7% and a perpetuity growth range between 3.5% and 5.5%.
1.282x           1.374x
-
-
-
-
-
-
-
-

TC and TCP: Implied Exchange Ratio Range
Implied Exchange Ratios (Number of TCP shares per TC share)
Value per Share (R$ per share)
Perpetuity Growth Rate
5.5% 4.5% 3.5%
WACC
$1,740.51  $1,641.18  $1,560.25  14.3%
1,338.71  1,286.45  1,242.10  16.7%
1,514.71  1,443.64  1,384.41  15.5%
TCP TC
Perpetuity Growth Rate
5.5% 4.5% 3.5%
WACC
$99.83  $94.60  $90.35  14.3%
78.71  75.96  73.63  16.7%
87.96  84.22  81.11  15.5%
Perpetuity Growth Rate
5.5% 4.5% 3.5%
WACC
17.436x  17.348x  17.269x  14.3%
17.009x  16.936x  16.870x  16.7%
17.221x  17.141x  17.069x  15.5%
Note: The range of implied exchange ratios was determined based on the consistent comparison of the Values per Share.

TCP and Vivo Part.: Implied Exchange Ratio Range
Perpetuity Growth Rate
5.5% 4.5% 3.5%
WACC
$99.83  $94.60  $90.35  14.3%
78.71  75.96  73.63  16.7%
87.96  84.22  81.11  15.5%
Vivo Part. TCP
Perpetuity Growth Rate
5.5% 4.5% 3.5%
WACC
$77.87  $73.14  $69.28  14.3%
58.19  55.70  53.59  16.7%
66.84  63.45  60.63  15.5%
Perpetuity Growth Rate
5.5% 4.5% 3.5%
WACC
1.282x  1.294x  1.304x  14.3%
1.353x  1.364x  1.374x  16.7%
1.316x  1.327x  1.338x  15.5%
Value per Share (R$ per share)
Implied Exchange Ratios (Number of Vivo Part. shares per TCP share)

Note: The range of implied exchange ratios was determined based on the consistent comparison of the Values per Share.

TC
(R$ in millions, except Value per Share)
TCP
(R$ in millions, except Value per Share)
Vivo Part.
(R$ in millions, except Value per Share)
Summary of Valuation Analyses
Indicative Value
Range
(1)
$1,740.51  $1,242.10  (=) TC Value per Share
$4,128  $2,946  (=) TC Equity Value
2.4  2.4  (÷) Number of Shares (mm)
$4,121  $2,938  (=) TC Firm Value
$8  $8
(-) Adjustments to TC Firm
Value
(2)
Indicative Value
Range
(1)
$99.83  $73.63  (=) TCP Value per Share
$3,742  $2,760  (=) TCP Equity Value
37.5  37.5  (÷) Number of Shares (mm)
$3,428  $2,446  (=) TCP Firm Value
$314  $314
(-) Adjustments to TCP Firm
Value
(3)
Indicative Value
Range
(1)
$77.87  $53.59
(=) Vivo Part. Value per
Share
$29,061  $20,000  (=) Vivo Part. Equity Value
373.2  373.2 (÷) Number of Shares (mm)
$35,588  $26,526  (=) Vivo Part. Firm Value
($6,527) ($6,527)
(-) Adjustments to Vivo Part.
Firm Value
(4)
11
Source: Companies’ Business Plan. Adjustments to Firm Value based on March 31, 2009 unaudited balance sheets.
(1) Based on a WACC range between 14.3% and 16.7% and a perpetuity growth rate range between 3.5% and 5.5%.
(2) Includes net debt, provisions for contingencies and dividends payable. Provisions for contingencies are net of deposits in court.
(3) Includes cash and equivalents and dividends payable.
(4) Includes net debt, provisions for contingencies, net value of hedging instruments, net dividends payable and receivable. Provisions for contingencies are net of deposits in court.

3. Background Information

Vivo Part., TCP and TC management Source of Projections
Cash flows projected for the operating entities Vivo S.A. and TC. Equity Value calculated based on consolidated figures considering Vivo Part.’s total economic ownership of approximately 100.0%, 7.4% and 58.9% in Vivo
S.A., TC and TCP, respectively, and TCP’s total ownership of 83.3% in TC
Consolidation
Terminal value calculated based on the perpetuity growth methodology, assuming a perpetuity growth rate range between 3.5% and 5.5%
Terminal Value Calculation
March 31, 2009 Valuation Date
All projections in nominal R$ Currency
WACC range between 14.3% and 16.7%, in nominal R$ Cost of Capital
Projected free cash flows for the 2009 – 2018 period (10 years) Projection Period
Summary of Main Assumptions
9.45% 9.45% 9.45% 9.45% 9.45% 9.45% 9.50% 10.00% 9.50% 9.25% Interest Rate (SELIC – End) (2)
3.4%
4.20%
2010E
(1.1%)
4.23%
2009E
3.8%
4.10%
2014E
4.1%
4.10%
2013E
4.2%
4.10%
2012E
4.0%
4.15%
2011E
3.4%
4.10%
2016E
3.6%
4.10%
2015E
3.3%
4.10%
2017E 2018E
Real GDP Growth (R$) (3)
Brazilian Inflation (IPCA) (1) 4.10%
3.3%
Macroeconomic Assumptions
(1) Focus Report, Economist Intelligence Unit and Wall Street research reports through 2013. Assumed rate remains constant for the remainder of the projection period.
(2) Focus Report through 2013. Assumed rate remains constant for the remainder of the projection period.
(3) Focus Report, Economist Intelligence Unit and Wall Street research reports through 2013. Economist Intelligence Unit estimates for the remainder of the projection period.

Weighted Average Cost of Capital Calculation (WACC)
Capital Structure
35.0% 35.0% Target Debt  / Total Capitalization (4)
6.3% 5.9% Cost of Debt (Nominal US$)
9.5% 9.0% Pre-tax Cost of Debt (3)
Cost of Debt
34.0% 34.0% Marginal Tax Rate
1.19%
1.19%
Beta (2)
3.5% 2.5% Country Risk Premium
4.0% 4.0% U.S. Risk Free Rate (30-Year Treasury Bond) (1)
8.0% 6.0% Equity Market Risk Premium
17.0% 13.7% Cost of Equity (Nominal US$)
13.3% 11.0% WACC (Nominal US$)
16.7% 14.3%
WACC Range
WACC (Nominal R$) (5)
Cost of Equity
13
(1) Assuming 30-day average yield of US Treasury bond as of May 22, 2009.
(2) Calculated using the median unlevered beta for comparable international wireless companies, relevered based on the target capital structure for the Companies.
(3) Citi estimates.
(4) Management estimates.
(5) Calculated based on the differential between inflation in U.S. and Brazil.

A. Telemig Celular S.A. (“TC”)

3.6%
3.8%
2.9%
2.8%
2.7%
2.6%
2.5%
2.4%
2.3% 2.3%
2.2%
3.2%
3.0%
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
27.6
27.8 27.8 27.8
27.9
28.1 28.2
28.4
28.7 29.4
27.2
25.4
27.3
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
Source: Company’s Business Plan.
Churn
(in % per month)
19.6
19.8
20.3
20.0
20.5
20.6
20.8
20.9
21.5
21.3
21.2
21.1
20.1
100%
96%
56%
68%
81%
90%
104%
108%
112%
116%
119%
122%
125%
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
Population (in mm) and Penetration (in %)
TC: Summary Operating Projections
Subscribers (in mm) and Market Share (in %)
Average Revenue Per User (ARPU)
(in R$ per month)
14
3.4
4.6
5.5
5.9
7.7
8.0
8.2
7.4
7.0
6.7
6.3
5.1
3.9
30.8%
30.6% 30.4%
31.6%
30.2%
29.9%
29.7%
29.4%
28.9%
28.5%
28.3%
28.7%
29.1%
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E

349
434
418 418
546
671
1,268
1,195
1,116
1,032
957
874
779
29.2%
31.9%
42.6%
41.6%
40.3%
39.2%
37.9%
35.9%
33.0%
28.9%
43.2%
25.5%
26.8%
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
253
344
289
286
266
312
307 308
309
315
321
285
293
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
1,194
1,561
1,885
2,030
2,170
2,304
2,440
2,564
2,683
2,805
2,932
1,643
1,361
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
Source: Company’s Business Plan.
(1) TC EBITDA normalized to exclude of non-recurring items.
Net Revenues
(in R$ mm)
Investments in Fixed Assets
(in R$ mm)
(1)
TC: Summary Financial Projections
EBITDA (in R$ mm) and EBITDA Margin (in %)

Projected Fiscal Year Ending December 31,
2009 2010 2011 2012 2013 2014 2015 2016 2017 2018
Unlevered Net Income (1) $111.0 $164.0 $258.0 $339.5 $408.6 $475.1 $504.2 $551.7 $606.0 $655.5
(+) Depreciation and Amortization (2) 281.1 323.1 307.9 294.1 285.6 271.4 305.7 320.6 321.1 323.8
(+) Change in Net Working Capital 174.7 (44.2) (25.9) (22.4) (1.3) (9.7) (5.2) (9.8) (5.1) (0.8)
(-) Investments in Fixed Assets (285.0) (289.2) (285.7) (265.7) (311.7) (306.6) (307.7) (309.3) (315.2) (321.3)
    Unlevered Free Cash Flow $281.8 $153.8 $254.4 $345.5 $381.2 $430.2 $497.0 $553.2 $606.9 $657.1
Adjusted Terminal Cash Flow (3) $654.6
TC: Unlevered Free Cash Flow Calculation
(In R$ mm)
Source: Company’s Business Plan.
(1) Unlevered net income represents income before interest and goodwill amortization.
(2) Excludes goodwill amortization.
(3) Terminal adjusted free cash flow normalizes long-term cash flows to assume depreciation equals investments in fixed assets in 2018.

TC: Valuation Summary
($17) ($17) (-) Provisions for Contingencies
(2)
$28 $28 (-) Net Debt
$4,121 $2,938 NPV of Free Cash Flows + Terminal Value
Indicative Value Range
(1)
($4)  ($4)  (-) Dividends Payable
$1,740.51  $1,242.10  (=) TC Value per Share
2.4  2.4  (÷) Number of Shares (mm)
$4,121 $2,938  (=) TC Firm Value
$4,128  $2,946  (=) TC Equity Value
Note: Based on Company’s unaudited balance sheet as of March 31, 2009.
(1) Based on a WACC range between 14.3% and 16.7% and a perpetuity growth rate range between 3.5% and 5.5%.
(2) Value net of deposits in court.
(In R$ mm, except Value per Share)

B. Telemig Celular Participações (“TCP”)

TCP: Valuation Summary
($8) ($8) (-) Dividends Payable
$4,128  $2,946  TC Equity Value
$3,438  $2,453  (x) 83.3% Equity Interest in TC
($10) ($7) (-) NPV of TCP’s Operating Costs
(2)
Indicative Value Range
(1)
$323  $323  (+) Cash and Equivalents
$99.83  $73.63  (=) TCP Value per Share
37.5 37.5  (÷) Number of Shares (mm)
$3,428  $2,446  (=) TCP Firm Value
$3,742  $2,760  (=) TCP Equity Value
(In R$ mm, except Value per Share)
18
Note: Based on the Companies’ unaudited balance sheets as of March 31, 2009.
(1)
Based on a WACC range between 14.3% and 16.7% and a perpetuity growth rate range between 3.5% and 5.5%.
(2)
Includes after-tax overhead costs at TCP, WACC range between 14.3% and 16.7% and a perpetuity growth rate range between 3.5% and 5.5%.

C. Vivo S.A. and Vivo Participações (“Vivo Part.”)

2.9%
2.2% 2.2% 2.2%
2.1% 2.1%
2.0% 2.0% 2.0%
1.9%
2.5%
2.3% 2.3%
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
168.5
170.8
173.7
170.5
175.2
176.6
178.0
179.3
184.0
182.9
181.8
180.6
172.1
102%
96%
53%
63%
79%
89%
106%
110%
114%
117%
120%
123%
125%
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
29.1
40.3
48.2
51.8
54.9
57.7
60.3
62.7
64.8
68.2
66.6
44.3
37.4
32.6%
31.1%
29.8% 29.8% 29.8%
29.7%
29.6%
29.5% 29.4%
29.1%
28.8% 28.8%
30.0%
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
Vivo S.A.: Summary Operating Projections
Source: Company’s Business Plan.
Note: 2006 Vivo S.A. figures reflect combined results from acquired entities which today are part of Vivo S.A.
28.0
30.0
28.1
27.9
27.8
27.6
27.3
27.2
27.0
26.9 26.9
28.4
31.0
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
Churn
(in % per month)
Population (in mm) and Penetration (in %) Subscribers (in mm) and Market Share (in %)
Average Revenue Per User (ARPU)
(in R$ per month)

Vivo S.A.: Summary Financial Projections
2,716 2,726
2,741 2,751
2,766
2,788
2,123
2,222
2,192
2,152
3,632
1,950 1,919
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
Net Revenues
(in R$ mm)
Investments in Fixed Assets
(in R$ mm)
EBITDA (in R$ mm) and EBITDA Margin (in %)
Source: Company’s Business Plan.
Note: 2006 Vivo S.A. figures reflect combined results from acquired entities which today are part of Vivo S.A.
20
10,937
14,249
16,700
17,948
18,939
19,804
20,547
21,197
21,794
22,323
22,790
12,493
15,317
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E
2,597
3,140
5,489
4,222
6,154
6,877
7,363
7,842
9,327
9,004
8,678
8,299
4,867
34.3%
32.9%
23.7%
25.0%
30.0%
31.8%
36.3%
37.2%
38.2%
39.2%
39.8%
40.3%
40.9%
06 07 08 09E 10E 11E 12E 13E 14E 15E 16E 17E 18E

Vivo S.A.: Unlevered Free Cash Flow Calculation
Projected Fiscal Year Ending December 31,
2009 2010 2011 2012 2013 2014 2015 2016 2017 2018
Unlevered Net Income (1) $1,430.6 $1,881.6 $3,163.2 $3,499.7 $3,677.2 $3,842.2 $3,988.7 $4,197.7 $4,372.5 $4,559.6
(+) Depreciation and Amortization (2) 2,896.9 2,798.9 1,537.4 1,769.7 2,002.9 2,255.3 2,516.2 2,606.0 2,695.6 2,765.9
(+) Change in Net Working Capital 257.8 89.8 (79.6) (45.0) 148.5 (25.5) (16.8) (37.6) (9.1) (7.3)
(-) Investments in Fixed Assets (1,950.0) (2,221.8) (2,192.4) (2,152.3) (2,715.7) (2,725.5) (2,741.4) (2,751.1) (2,766.2) (2,788.4)
    Unlevered Free Cash Flow $2,635.3 $2,548.5 $2,428.6 $3,072.2 $3,112.9 $3,346.5 $3,746.6 $4,015.1 $4,292.8 $4,529.8
Adjusted Terminal Cash Flow (3) $4,552.3
(In R$ mm)
Source: Company’s Business Plan.
(1) Unlevered net income represents income before interest and goodwill amortization.
(2) Excludes goodwill amortization.
(3) Terminal adjusted free cash flow normalizes long-term cash flows to assume depreciation equals investments in fixed assets in 2018.

Vivo Part.: Valuation Summary
($411) ($411) (-) Net Dividends Payable
($185) ($185) (-) Provisions for Contingencies
(5)
($5,930) ($5,930) (-) Net Debt
(4)
$2,206  $1,627  58.9% Equity Interest in TCP
$1,248  $1,198  (+) Non-Operating Assets
(2)
$31,949  $23,575  NPV of Cash Flows + Terminal Value of Vivo S.A. (100%)
$305  $217  7.4% Equity Interest in TC
($119) ($90) (-) NPV of Vivo Part.’s Operating Costs
(3)
Indicative Value Range
(1)
$77.87  $53.59  (=) Vivo Part. Value per Share
373.2  373.2  (÷) Number of Shares (mm)
$35,588  $26,526 (=) Vivo Part. Firm Value
$29,061  $20,000  (=) Vivo Part. Equity Value
(In R$ mm, except Value per Share)
22
Note: Based on Companies’ unaudited balance sheets as of March 31, 2009.
(1) Based on a WACC range between 14.3% and 16.7% and a perpetuity growth rate range between 3.5% and 5.5%.
(2) Includes (i) present value of tax-shield from goodwill amortization allocated in Vivo S.A., TCP and TC and (ii) tax-shield from NOL utilization at Vivo S.A.
(3) Includes after-tax overhead costs at Vivo Part., WACC range between 14.3% and 16.7% and a perpetuity growth rate range between 3.5% and 5.5%.
(4) Includes net value of hedging instruments.
(5) Net of deposits in court.

Appendix A: Glossary

Glossary
ARPU: average revenue per user per month
Beta:
coefficient that measures the non-diversifiable risk to which an asset is subject to. The coefficient is determined by a linear regression of the variation of the price of the asset and the variation of the price of the market portfolio
CAGR: compounded annual growth rate
Churn:
percentage that measures the number of disconnected clients from the client base during a determined period of time, divided by the average number of active clients in the same period
Country Risk
Premium:
additional return relative to the risk-free rate required by investors, in order to compensate the additional risk of investing in a specific country
DCF:
discounted cash flow
EBITDA:
earnings before interest, taxes, depreciation and amortization
Equity Market Risk
Premium:
additional return relative to the risk-free rate required by investors in order to compensate for the higher risk of investing in equities
Equity
Value:
represents the value of the shareholder’s claims in a company’s value
Firm
Value:
represents the estimated value of a company’s assets
NPV:
net present value
ON:
ordinary shares
PN:
preferred shares
Risk-Free
Rate:
represents the estimated long-term return of an investment considered practically without risk. Frequently approximated by the long-term US Treasury Bond
Terminal
Value:
estimated value for the cash flows after the end of the projection period. This value is estimated by dividing the adjusted cash flow in the year following the last year of the projection period by the WACC rate minus the perpetuity growth rate
Treasury Bond: long-term American treasury securities (with maturities greater than 10 years)
WACC: weighted average cost of capital
23